Exhibit 5

MINUTES No. 251 OF THE SUPERVISORY COMMITTEE’S MEETING

In the City of Buenos Aires, on March 8, 2012, the undersigning members of the Supervisory Committee of EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE SOCIEDAD ANÓNIMA (EDENOR S.A.) (the “Company”), held a meeting at Ortiz de Ocampo 3302, Building 4, City of Buenos Aires. At 03:30 p.m. and after verifying legal and statutory quorum, Mr. José Daniel Abelovich, member and Chairman of the Supervisory Committee, declared the meeting duly opened to consider the FIRST ITEM of the Agenda: 1) CONSIDERATION OF THE FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, NOTES AND EXHIBITS THERETO AND SUPPLEMENTARY DOCUMENTS THEREOF. Mr. Abelovich stated that as members of the Supervisory Committee have been provided access to and timely delivery of the documents related to the fiscal year under consideration, as well as the independent auditor’s report, the Committee has reviewed them, as well as the remaining documents including the supporting documents of the such auditors’ report, whose criteria were shared by the Committee. As a result of the analysis conducted by the members of the Supervisory Committee, and having all of them been aware of the documents and decisions made by the corporate bodies, Mr. Abelovich moved to approve all decisions. After discussion, the motion was unanimously approved. The Chairman proposed considering THE SECOND ITEM of the Agenda: 2) SUPERVISORY COMMITTEE’S REPORT AND OTHER RELATED DOCUMENTS. SIGNATURE AUTHORIZATION. Mr. Abelovich stated that the Supervisory Committee shall issue its report and requested all attendees to consider a draft report, which is transcribed below:

Supervisory Committee’s Report

To the Shareholders of
EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

1.
In accordance with the provisions of section 294 of Argentine Companies Law No. 19,550, the Rules of the Argentine Securities and Exchange Commission (Comisión Nacional de Valores) and the Regulations of the Buenos Aires Stock Exchange, we have reviewed the general balance sheet of Empresa Distribuidora y Comercializadora Norte S.A. (Edenor S.A.) (hereinafter referred to as “EDENOR S.A.”) as of December 31, 2011, the related statement of income, statement of changes in stockholders´ equity and statement of cash flow for the fiscal year then ended, and supplementary notes 1 to 28 and exhibits A, C, D, E, G and H thereto. We have further reviewed the consolidated financial statements of Edenor S.A. with its subsidiaries as of December 31, 2011, which are disclosed as supplementary information, and we have reviewed the Annual Report of the Board of Directors for that fiscal year. The preparation and issue of the financial statements are the Company’s responsibility.

2.
Our review was conducted in accordance with prevailing auditing standards. Such standards require financial statements to be reviewed subject to the prevailing auditing standards, including the verification of the reasonability of the significant information included in the documents reviewed and its consistency with the remaining information on corporate decisions, as disclosed in Board of Directors’ and Shareholders’ Meetings’ minutes, and the conformity of those decisions to the law and the Company’s by-laws insofar as concerns formal and documentary aspects. Our review was conducted based on the audit performed by the Company’s independent auditors, Price Waterhouse & Co. S.R.L., who issued a report dated March 8, 2012 with no additional qualifications except for those mentioned in items 4, 5 and 6. An audit requires that the auditor plans and performs his audit to obtain reasonable assurance about whether the financial statements are free of material misstatements or significant mistakes. An audit includes examining, on a selective basis, evidence supporting the disclosures in the financial statements, as well as assessing the accounting standards used and significant estimates made by the Company, and evaluating the overall presentation of the financial statements. We have not assessed any business administrative, financing, marketing and operational decisions, as they fall within the exclusive competence of the Board of Directors and the Shareholders’ Meeting.

3.
As stated in Notes 23 and 26 to the consolidated and separate financial statements attached hereto, respectively, items and figures disclosed in the reconciliations included in those notes, are subject to changes and will only be considered final at the time of preparing the annual financial statements for the fiscal year in which the International Financial Reporting Standards are applied for the first time.

4.
In Note 27 to the separate financial statements, the Company reported that delay in receiving rate increases and acknowledgment of higher costs presented, as of the date hereof, by the Company subject to the provisions of the Memorandum of Agreement as described in Note 18 c) to those financial statements, and increase in operation costs to keep the same level of service have significantly affected the Company’s economic and financial situation.

In the fiscal year ended December 31, 2011, the Company recorded a net loss of 435,397 (in thousands of Argentine Pesos), accumulated loss for 670,751 (in thousands of Argentine Pesos) and a deficit in working capital. As stated in Note 27 to the separate financial statements, the Company’s Management estimates that, if conditions existing as of the date of these financial statements remain, the situation will continue worsening, estimating negative cash flows and operating results and a decline in financial ratios for the next fiscal year.

5.
As mentioned in Note 3 g) to the separate financial statements, the Company has prepared its forecasts for the purposes of assessing the recoverable value of its non-current assets, with the understanding that it will obtain better rates in line with the existing scenario. Future cash flows and actual income/loss may differ from the estimates and evaluations conducted by the Management as of the date of preparation of these financial statements. In this regard, we are unable to anticipate whether the assumptions used by the Management to prepare those estimates will actually take place in the future and, consequently, if the recoverable values of non-current assets will exceed their respective net book value.

6.
Situations described in items 4. and 5. lead to uncertainty as regards the Company being able to continue operating as a going concern. The Company has prepared the financial statements attached hereto using accounting standards applicable to any going concern. Therefore, those financial statements do not include the effects of any adjustments and/or reclassifications, if any, that might be required in case the situation above described is not sorted out so as to enable the Company to continue doing business, even in case the Company is forced to realize its assets and/or repay its liabilities, including contingent liabilities, under conditions other than in the ordinary course of business.

7.
Furthermore, as regards the Board of Directors’ Annual Report for the fiscal year ended December 31, 2011, we have verified that it includes the information required by section No. 66, Argentine Companies’ Law No. 19,550 and Decree No. 677/01 and, to the extent of our field of competence, the figures disclosed thereat are consistent with the Company’s books of accounts and other related documents.

8.
We have verified compliance with the performance bonds furnished by acting Directors as of the date of these financial statements on December 31, 2011, as set forth in item 1.4 of Schedule I of Technical Resolution No. 15 of Argentine Federation of Professional Councils of Economic Sciences.

9.	Based on the audit conducted, with the extent described above, we inform that:

a.	In our opinion, subject to the effect on the financial statements of any future adjustments and/or reclassifications, if any, that might be required to sort out the situations described in items 4. to 6.:

i.
the financial statements of EDENOR present fairly, in all material respects, its financial position as of December 31, 2011, the results of its operations, changes in its shareholders’ equity and cash flows for the fiscal year then ended, in conformity with professional accounting standards in force in the City of Buenos Aires;

ii.
the consolidated financial statements of EDENOR with its subsidiaries present fairly, in all material respects, its financial position as of December 31, 2011, the results of its operations, changes in its shareholders’ equity and cash flows for the fiscal year then ended, in conformity with professional accounting standards in force in the City of Buenos Aires.

	b.	We have read the Board of Directors’ Annual Report and, to the extent of our field of competence, we have no objections thereto. Statements on future events included therein fall within the exclusive competence of the Board of Directors.

	c.	As regards the provisions of the CNV’s rules, we inform that alter reading the independent auditors' report, it may be concluded as follows:

		i.	Auditing standards applied are those approved by the Professional Council of Economic Sciences of the City of Buenos Aires, which provide for the independence requirements, and

		ii.	Financial statements were prepared considering the accounting standards approved by the Professional Council of Economic Sciences of the City of Buenos Aires and the CNV’s rules.

	d.	We have applied the procedures on assets laundering and terrorism financing provided for in the relevant professional rules issued by the Argentine Federation of Professional Councils in Economic Sciences.

10.	The provisions of section No. 294 of Law No. 19,550 have been duly met.

City of Buenos Aires, March 8, 2012.

By Supervisory Committee

Daniel Abelovich
Regular Member

Thereafter, Mr. Jorge Pardo took the floor, and stated that, based on express instruction provided by the Sindicatura General de la Nación, he proposed a report under the terms set forth in that instruction. Such report differed from the draft text of Mr. Abelovich, thus he moved the Committee to approve the report with the text included below:

Supervisory Committee’s Report

To the Shareholders of
EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

1.	In accordance with the provisions of section 294 of Argentine Companies Law No. 19,550, the Rules of the Argentine Securities and Exchange Commission (Comisión Nacional de Valores) and the Regulations of the Buenos Aires Stock Exchange, we have reviewed the general balance sheet of Empresa Distribuidora y Comercializadora Norte S.A. (Edenor S.A.) (hereinafter referred to as “EDENOR S.A.”) as of December 31, 2011, the related statement of income, statement of changes in stockholders´ equity and statement of cash flow for the fiscal year then ended, and supplementary notes 1 to 28 and exhibits A, C, D, E, G and H thereto. We have further reviewed the consolidated financial statements of Edenor S.A. with its subsidiaries as of December 31, 2011, which are disclosed as supplementary information, and we have reviewed the Annual Report of the Board of Directors for that fiscal year. The preparation and issue of the financial statements are the Company’s responsibility.

2.	Our review was conducted in accordance with prevailing auditing standards. Such standards require financial statements to be reviewed subject to the prevailing auditing standards, including the verification of the reasonability of the significant information included in the documents reviewed and its consistency with the remaining information on corporate decisions, as disclosed in Board of Directors’ and Shareholders’ Meetings’ minutes, and the conformity of those decisions to the law and the Company’s by-laws insofar as concerns formal and documentary aspects. Our review was conducted based on the audit performed by the Company’s independent auditors, Price Waterhouse & Co. S.R.L., who issued a report dated March 8, 2012 with no additional qualifications except for those mentioned in items 4, 5 and 6. An audit requires that the auditor plans and performs his audit to obtain reasonable assurance about whether the financial statements are free of material misstatements or significant mistakes. An audit includes examining, on a selective basis, evidence supporting the disclosures in the financial statements, as well as assessing the accounting standards used and significant estimates made by the Company, and evaluating the overall presentation of the financial statements. We have not assessed any business administrative, financing, marketing and operational decisions, as they fall within the exclusive competence of the Board of Directors and the Shareholders’ Meeting.

3.	As stated in Notes 23 and 26 to the consolidated and separate financial statements attached hereto, respectively, items and figures disclosed in the reconciliations included in those notes, are subject to changes and will only be considered final at the time of preparing the annual financial statements for the fiscal year in which the International Financial Reporting Standards are applied for the first time.

4.	Furthermore, as regards the Board of Directors’ Annual Report for the fiscal year ended December 31, 2011, we have verified that it includes the information required by section No. 66, Argentine Companies’ Law No. 19,550 and Decree No. 677/01 and, to the extent of our field of competence, the figures disclosed thereat are consistent with the Company’s books of accounts and other related documents.

5.	We have verified compliance with the performance bonds furnished by acting Directors as of the date of these financial statements on December 31, 2011, as set forth in item 1.4 of Schedule I of Technical Resolution No. 15 of Argentine Federation of Professional Councils of Economic Sciences.

6.	Based on the audit conducted, with the extent described above, we inform that:
	a)	In our opinion:

i.
the financial statements of EDENOR present fairly, in all material respects, its financial position as of December 31, 2011, the results of its operations, changes in its shareholders’ equity and cash flows for the fiscal year then ended, in conformity with professional accounting standards in force in the City of Buenos Aires;

ii.
the consolidated financial statements of EDENOR with its subsidiaries present fairly, in all material respects, its financial position as of December 31, 2011, the results of its operations, changes in its shareholders’ equity and cash flows for the fiscal year then ended, in conformity with professional accounting standards in force in the City of Buenos Aires.

	b)	We have read the Board of Directors’ Annual Report and, to the extent of our field of competence, we have no objections thereto. Statements on future events included therein fall within the exclusive competence of the Board of Directors.

	c)	As regards the provisions of the CNV’s rules, we inform that alter reading the independent auditors' report, it may be concluded as follows: i. Auditing standards applied are those approved by the Professional Council of Economic Sciences of the City of Buenos Aires, which provide for the independence requirements, and ii. Financial statements were prepared considering the accounting standards approved by the Professional Council of Economic Sciences of the City of Buenos Aires and the CNV’s rules.

	d)	We have applied the procedures on assets laundering and terrorism financing provided for in the relevant professional rules issued by the Argentine Federation of Professional Councils in Economic Sciences.

7.	The provisions of section No. 294 of Law No. 19,550 have been duly met.

City of Buenos Aires, March 8, 2012.

In addition, Mr. Jorge Pardo moved that in the event the report proposed by him were not approved, it should be submitted to the Board of Directors’ consideration as a report presented by the minority and the report prepared by Mr. Abelovich, as a report presented by the majority. Thereafter, after discussion, by majority of votes present, the Supervisory Committee resolved to approve the report prepared by Mr. Abelovich, as the only report of the Committee, ad-referendum of the approval of the financial statements therein considered by the Board of Directors called on the date hereof. Besides, Mr. Abelovich was authorized to sign the report, as well as any other documents mentioned above.

There being no further issues to transact, the meeting was adjourned at 04:15 p.m. by Mr. Abelovich.

José Daniel Abelovich	Jorge Pardo	Javier Errecondo